UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street
Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Amendment of a Material Definitive Agreement

On September 18, 2024, CLS Holdings USA, Inc. (the “Company”) amended a $2.6 million principal amount convertible promissory note pursuant to which the Company issued 67,183,463 shares of Common Stock to FK Legacy Trust. The conversion of the entire $2.6 million of debt to equity was in error since it was the intention of both parties (i.e., the Company and FK Legacy) to actually convert only $2.2 million of the debt to equity rather than the entire $2.6 million. FK Legacy has since cancelled 10,335,918 of the shares it had previously received thereby resulting in an outstanding note from the Company to FK Legacy in the amount of $400,000 and the conversion of the remaining $2.2 million of debt owed to FK Legacy into 56,847,545 shares at a price $0.0387 per share. The original transaction was reported in a Company 8-K which was filed on September 10, 2024.

Item 3.02         Unregistered Sales of Equity Securities

As described above, 10,335,918 shares of the 67,183,463 shares of the Company’s Common Stock issued upon the conversion of a convertible note on August 30, 2024 (contingent on the redemption of certain debentures, warrants and other shares of the Company’s common stock reported on the Company’s Form 8-K filed September 10, 2024) are being cancelled.

Item 9.01         Financial Statements and Exhibits.

Exhibits

10.1	Amended Convertible Promissory Note made by CLS Holdings, Inc. in favor of FK Legacy Trust
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: September 23, 2024	By: /s/ Andrew Glashow
Andrew Glashow Chairman and Chief Executive Officer